Exhibit 99.1
PRESS RELEASE

Beazer Homes Reports Improved Third Quarter Results Highlighted by Higher Margins and Faster Sales Pace

ATLANTA, August 1, 2013 - Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the quarter and nine months ended June 30, 2013.

The Company's third quarter results included notable progress on its Path-to-Profitability strategies, including increased margins and higher sales per active community. Adjusted EBITDA was $21.8 million for the quarter, up from $4.0 million in the third quarter of Fiscal 2012. Year-to-date orders were up slightly over last year, while orders for the third quarter were down year-over-year due to an expected decline in community count. With an aggressive land acquisition strategy underway, the Company expects a materially higher community count by the end of Fiscal 2014.

“We were pleased with the continued improvement in both our key operational metrics and our financial results for the third quarter,” said Allan Merrill, CEO of Beazer Homes.  “With improved homebuilding gross margins, higher average sales prices and strict control over operating expenses, we are poised to report positive net income in our fiscal fourth quarter and expect to report our first full year of profitability in nearly a decade for fiscal 2014.”

Summary results for the quarter and nine months ended June 30, 2013 are as follows (per share amounts are calculated after giving effect to a 1-for-5 reverse stock split completed on October 11, 2012, as applicable):

Q3 Results from Continuing Operations (unless otherwise specified)

	Quarter Ended June 30,
	2013	2012	Change
New Home Orders	1,381	1,555	(11.2)%
LTM orders per month per community	2.7	2.2	22.7%
Cancellation rates	20.0%	24.5%	-450 bps

Total Home Closings	1,234	1,109	11.3%
Average sales price from closings (in thousands)	$253.8	$227.3	11.7%
Homebuilding revenue (in millions)	$313.1	$252.1	24.2%
Homebuilding gross profit margin, excluding impairments and abandonments (I&A)	17.1%	10.5%	660 bps
Homebuilding gross profit margin, excluding I&A and interest amortized to cost of sales	20.3%	16.7%	360 bps

Loss from continuing operations before income taxes (in millions)	$(5.9)	$(37.9)	$32.0
Benefit from (provision for) income taxes (in millions)	$0.4	$(0.1)	$0.5
Net loss from continuing operations (in millions)	$(5.4)	$(38.0)	$32.6
Basic Loss Per Share	$(0.22)	$(1.92)	$1.70
Inventory impairments (in millions)	$—	$(5.8)	$5.8
Net loss from continuing operations excluding inventory impairments (in millions)	$(5.4)	$(32.2)	$26.8
Land and land development spending (in millions)	$161.8	$40.5	$121.3
Total Company Adjusted EBITDA (in millions)	$21.8	$4.0	$17.8

Nine Month Results from Continuing Operations (unless otherwise specified)

	Nine Months Ended June 30,
	2013	2012	Change
New Home Orders	3,834	3,791	1.1%
LTM orders per month per community	2.7	2.2	22.7%
Cancellation rates	21.1%	26.0%	-490 bps

Total Home Closings	3,399	2,820	20.5%
Average sales price from closings (in thousands)	$248.0	$222.9	11.3%
Homebuilding revenue (in millions)	$843.0	$628.5	34.1%
Homebuilding gross profit margin, excluding impairments and abandonments (I&A) (a)	16.0%	11.4%	460 bps
Homebuilding gross profit margin, excluding I&A and interest amortized to cost of sales (a)	19.3%	18.0%	130 bps

Loss from continuing operations before income taxes (in millions)	$(44.5)	$(111.7)	$67.2
Benefit from income taxes (in millions)	$1.0	$36.4	$(35.4)
Net loss from continuing operations (in millions)	$(43.5)	$(75.3)	$31.8
Basic Loss Per Share	$(1.77)	$(4.48)	$2.71
Loss on debt extinguishment (in millions)	$(3.6)	$(2.7)	$(0.9)
Inventory impairments (in millions)	$(2.2)	$(10.5)	$8.3
Net loss from continuing operations excluding inventory impairments and loss on debt extinguishment (in millions)	$(37.7)	$(62.1)	$24.4
Land and land development spending (in millions)	$314.4	$140.6	$173.8
Total Company Adjusted EBITDA (in millions)	$44.7	$6.8	$37.9

(a) This homebuilding gross profit for the nine months ended June 30, 2012 includes an $11.0 million warranty recovery which contributed 180 bps to this margin.

As of June 30, 2013

•	Total cash and cash equivalents: $544.4 million, including unrestricted cash of approximately $298.3 million

•	Stockholders' equity: $228.0 million

•	Total backlog from continuing operations: 2,358 homes with a sales value of $646.1 million, compared to 2,421 homes with a sales value of $572.8 million as of June 30, 2012

•	Land and lots controlled: 26,966 lots (79.4% owned), an increase of 7.5% from June 30, 2012

Conference Call

The Company will hold a conference call on August 1, 2013 at 10:00 am ET to discuss these results.  Interested parties may listen to the conference call and view the Company's slide presentation over the internet on the "Investor Relations" page of the Company's website, www.beazer.com. In addition, the conference call will be available by telephone at 800-619-8639 (for international callers, dial 312-470-7002). To be admitted to the call, verbally supply the pass code "BZH". A replay of the conference call will be available, until 5:00 PM ET on August 8, 2013, at 888-566-0432 (for international callers, dial 203-369-3046) with pass code “3740.”  A replay of the webcast will be available at www.beazer.com for approximately 30 days.

Headquartered in Atlanta, Beazer Homes is one of the country's 10 largest single-family homebuilders. The Company's homes meet or exceed the benchmark for energy-efficient home construction as established by ENERGY STAR® and are designed with flexible floorplan options to meet the personal preferences and lifestyles of its buyers. In addition, the Company is committed to providing a range of preferred lender choices to facilitate transparent competition between lenders and enhanced customer service. The Company offers homes in 16 states, including Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.” For more info visit Beazer.com, or check out Beazer on Facebook and Twitter.

This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) economic changes nationally or in local markets, including changes in consumer confidence, changes in the level of housing starts, declines in employment levels, inflation and changes in the demand and prices of new homes and resale homes in the market; (ii) a slower economic rebound than anticipated, coupled with persistently high unemployment and additional foreclosures; (iii) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled; (iv) a substantial increase in mortgage interest rates, increased disruption in the availability of mortgage financing or a change in tax laws regarding the deductibility of mortgage interest; (v) factors affecting margins such as decreased land values underlying lot option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (vi) the final outcome of various putative class action lawsuits, multi-party suits and similar proceedings as well as the results of any other litigation or government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and consent orders with governmental authorities and other settlement agreements; (vii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (viii) our ability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (ix) estimates related to the potential recoverability of our deferred tax assets; (x) increased competition or delays in reacting to changing consumer preference in home design; (xi) shortages of or increased prices for labor, land or raw materials used in housing production; (xii) additional asset impairment charges or writedowns; (xiii) the impact of construction defect and home warranty claims; (xiv) the cost and availability of insurance and surety bonds; (xv) delays in land development or home construction resulting from adverse weather conditions; (xvi) potential delays or increased costs in obtaining necessary permits and possible penalties for failure to comply with laws, regulations and governmental policies; (xvii) the performance of our joint ventures and our joint venture partners; (xviii) potential exposure related to additional repurchase claims on mortgages and loans originated by Beazer Mortgage Corp.; (xix) effects of changes in accounting policies, standards, guidelines or principles; or (xx) terrorist acts, acts of war and other factors over which the Company has little or no control. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.
Carey Phelps
Director, Investor Relations & Corporate Communications
770-829-3700
investor.relations@beazer.com

-Tables Follow-

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Total revenue	$314,439	$254,555	$849,243	$634,746
Home construction and land sales expenses	260,324	227,505	712,930	560,564
Inventory impairments and option contract abandonments	—	5,819	2,229	10,492
Gross profit	54,115	21,231	134,084	63,690
Commissions	13,078	10,776	35,406	27,522
General and administrative expenses	29,612	27,867	84,735	82,380
Depreciation and amortization	2,953	3,743	8,761	9,336
Operating income (loss)	8,472	(21,155)	5,182	(55,548)
Equity in (loss) income of unconsolidated entities	(310)	48	(206)	(25)
Loss on extinguishment of debt	—	—	(3,638)	(2,747)
Other expense, net	(14,036)	(16,804)	(45,858)	(53,342)
Loss from continuing operations before income taxes	(5,874)	(37,911)	(44,520)	(111,662)
(Benefit from) provision for income taxes	(432)	145	(1,028)	(36,438)
Loss from continuing operations	(5,442)	(38,056)	(43,492)	(75,224)
Loss from discontinued operations, net of tax	(346)	(1,828)	(2,324)	(3,869)
Net loss	$(5,788)	$(39,884)	$(45,816)	$(79,093)
Weighted average number of shares:
Basic and Diluted	24,770	19,810	24,571	16,777
Basic and Diluted loss per share:
Continuing Operations	$(0.22)	$(1.92)	$(1.77)	$(4.48)
Discontinued Operations	$(0.01)	$(0.09)	$(0.09)	$(0.23)
Total	$(0.23)	$(2.01)	$(1.86)	$(4.71)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Capitalized interest in inventory, beginning of period	$45,501	$47,242	$38,190	$45,973
Interest incurred	28,766	31,235	86,361	95,950
Capitalized interest impaired	—	(222)	—	(275)
Interest expense not qualified for capitalization and included as other expense	(14,252)	(17,233)	(46,709)	(55,147)
Capitalized interest amortized to house construction and land sales expenses	(9,996)	(15,649)	(27,823)	(41,128)
Capitalized interest in inventory, end of period	$50,019	$45,373	$50,019	$45,373

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except share and per share data)

	June 30, 2013	September 30, 2012
ASSETS
Cash and cash equivalents	$298,346	$487,795
Restricted cash	246,013	253,260
Accounts receivable (net of allowance of $2,045 and $2,235, respectively)	26,066	24,599
Income tax receivable	3,080	6,372
Inventory
Owned inventory	1,265,112	1,099,132
Land not owned under option agreements	7,880	12,420
Total inventory	1,272,992	1,111,552
Investments in unconsolidated entities	42,477	42,078
Deferred tax assets, net	7,076	6,848
Property, plant and equipment, net	16,734	18,974
Other assets	30,133	30,740
Total assets	$1,942,917	$1,982,218

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$79,625	$69,268
Other liabilities	126,746	147,718
Obligations related to land not owned under option agreements	2,904	4,787
Total debt (net of discounts of $2,341 and $3,082, respectively)	1,505,656	1,498,198
Total liabilities	$1,714,931	$1,719,971

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	$—	$—
Common stock (par value $0.001 per share, 63,000,000 shares authorized, 25,090,653 and 24,601,830 issued and outstanding, respectively)	25	25
Paid-in capital	845,549	833,994
Accumulated deficit	(617,588)	(571,772)
Total stockholders’ equity	227,986	262,247
Total liabilities and stockholders’ equity	$1,942,917	$1,982,218

Inventory Breakdown
Homes under construction	$324,619	$251,828
Development projects in progress	498,363	391,019
Land held for future development	341,995	367,102
Land held for sale	10,648	10,149
Capitalized interest	50,019	38,190
Model homes	39,468	40,844
Land not owned under option agreements	7,880	12,420
Total inventory	$1,272,992	$1,111,552

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS
($ in thousands, except otherwise noted)

	Quarter Ended June 30,		Nine Months Ended June 30,
SELECTED OPERATING DATA	2013	2012	2013	2012
Closings:
West region	550	455	1,553	1,194
East region	370	382	1,106	984
Southeast region	314	272	740	642
Total closings	1,234	1,109	3,399	2,820

New orders, net of cancellations:
West region	614	730	1,696	1,688
East region	389	486	1,140	1,237
Southeast region	378	339	998	866
Total new orders	1,381	1,555	3,834	3,791

Backlog units at end of period:
West region	982	1,064	982	1,064
East region	781	891	781	891
Southeast region	595	466	595	466
Total backlog units	2,358	2,421	2,358	2,421

Dollar value of backlog at end of period (in millions)	$646.1	$572.8	$646.1	$572.8

Homebuilding Revenue:
West region	$132,803	$97,356	$360,052	$245,420
East region	111,333	98,850	324,334	255,519
Southeast region	68,993	55,865	158,639	127,601
Total homebuilding revenue	$313,129	$252,071	$843,025	$628,540

	Quarter Ended June 30,		Nine Months Ended June 30,
SUPPLEMENTAL FINANCIAL DATA	2013	2012	2013	2012
Revenues:
Homebuilding	$313,129	$252,071	$843,025	$628,540
Land sales and other	1,310	2,484	6,218	6,206
Total	$314,439	$254,555	$849,243	$634,746

Gross profit:
Homebuilding	$53,588	$20,656	$132,471	$61,475
Land sales and other	527	575	1,613	2,215
Total	$54,115	$21,231	$134,084	$63,690

Reconciliation of homebuilding gross profit before impairments and abandonments and interest amortized to cost of sales and the related gross margins to homebuilding gross profit and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that this information assists investors in comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective level of impairments and level of debt. Homebuilding gross profit for the nine months ended June 30, 2012 included an $11.0 million warranty recovery which added 180 basis points to homebuilding gross profit before impairments and abandonments and interest amortized to cost of sales.

	Quarter Ended June 30,				Nine Months Ended June 30,
	2013		2012		2013		2012
Homebuilding gross profit	$53,588	17.1%	$20,656	8.2%	$132,471	15.7%	$61,475	9.8%
Inventory impairments and lot option abandonments (I&A)	—		5,819		2,229		10,492
Homebuilding gross profit before I&A	53,588	17.1%	26,475	10.5%	134,700	16.0%	71,967	11.4%
Interest amortized to cost of sales	9,996		15,649		27,823		41,128
Homebuilding gross profit before I&A and interest amortized to cost of sales	$63,584	20.3%	$42,124	16.7%	$162,523	19.3%	$113,095	18.0%
Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, debt extinguishment, impairments and abandonments) to total company net loss (including discontinued operations), the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective capitalization, tax position and level of impairments.

	Quarter Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
Net loss	$(5,788)	$(39,884)	$(45,816)	$(79,093)
Benefit from income taxes	(470)	150	(1,097)	(36,846)
Interest amortized to home construction and land sales expenses, capitalized interest impaired, and interest expense not qualified for capitalization	24,248	33,104	74,532	96,550
Depreciation and amortization and stock compensation amortization	3,590	4,456	11,036	12,582
Inventory impairments and option contract abandonments	—	6,142	2,246	10,796
Loss on debt extinguishment	—	—	3,638	2,747
Joint venture impairment and abandonment charges	181	—	181	36
Adjusted EBITDA	$21,761	$3,968	$44,720	$6,772